Exhibit 10.10

SECURITY AGREEMENT

This security agreement as amended, supplemented, or otherwise modified from time to time in accordance with the provisions hereof (this “Agreement”), dated as of November 21, 2023, is made by and between Tenon Medical, Inc., a Delaware corporation (the “Grantor”), Ascent Special Ventures LLC (“Ascent”), as collateral agent (in such capacity, together with its successors and assigns in such capacity, “Collateral Agent”), and WZC Ascent Family Limited Partnership (“WZC”; and together with Ascent, the “Secured Parties” and each a “Secured Party” ) . Each of the Grantor, the Collateral Agent and the Secured Parties are a “party” to this Agreement, and one or more of them are the “parties” hereto as the context may require.

RECITALS

WHEREAS, pursuant to the Securities Purchase Agreement dated as of November 15, 2023 (the “Purchase Agreement”) between the Grantor and the Secured Parties, the Secured Parties have severally agreed to extend loans to the Grantor evidenced by (a) the Secured Note dated as of the date hereof by Grantor in favor of Ascent in the original principal amount of $1,000,000, and (b) the Secured Note dated as of the date hereof by Grantor in favor of WZC in the original principal amount of $250,000 (collectively, the “Notes” and each individually, a “Note”); and

WHEREAS, in order to induce the Secured Parties to extend the loans evidenced by the Notes, the Grantor has agreed to execute and deliver to the Collateral Agent and Secured Parties this Agreement and to grant the Collateral Agent (for the benefit of the Secured Parties) a lien and security interest in all of the assets of the Grantor to secure the prompt payment, performance and discharge in full of all of the Grantor’s obligations ( whether at the stated maturity, by acceleration or otherwise) under the Purchase Agreement and the Notes and the other Obligations (as defined below).

NOW THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions. All capitalized terms used herein without definitions shall have the respective meanings set forth in the Purchase Agreement or set forth in the documents referenced by the Purchase Agreement. Unless otherwise defined herein, terms used herein that are defined in the Uniform Commercial Code as in effect from time to time in the State of Delaware (the “UCC”) shall have the meanings assigned to them in the UCC. However, if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9.

2. Grant of Security Interest. For value received, the Grantor hereby grants to the Collateral Agent (for the benefit of the Secured Parties), to secure the payment and performance in full of all of the Secured Obligations (as defined in Section 3 of this Agreement), a security interest in and pledges and assigns to the Collateral Agent (for the benefit of the Secured Parties) all of its presently owned and hereafter acquired interests personal and fixture property of every kind and nature including all goods (including inventory, equipment, and any accessions thereto), instruments (including promissory notes), documents (whether tangible or electronic), accounts (including health-care insurance receivables), chattel paper (whether tangible or electronic), money, deposit accounts, letters of credit, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), intellectual property and all related or similar rights, securities and all other investment property, supporting obligations, and other contracts rights or rights to the payment of money, insurance claims and proceeds, tort claims, and all general intangibles (including all payment intangibles) and any other properties, assets, and rights of the Grantor, wherever located, whether the Grantor now has or hereafter acquires an ownership or other interest or power to transfer, and all proceeds and products thereof, and all books and records relating thereto (all of the same being hereinafter called the “Collateral”). It is the intent of this Agreement that the Collateral is comprised of the entirety of the assets of the Grantor.

3. Secured Obligations. This Agreement secures the prompt and full performance and payment of all of the indebtedness, obligations, liabilities, and undertakings of the Grantor to the Collateral Agent and the Secured Parties, of any kind or description, individually or collectively, whether direct or indirect, joint or several, absolute or contingent, due or to become due, voluntary or involuntary, now existing or hereafter arising (including, all interest, fees (including attorneys’ fees), costs, and expenses that the Grantor is hereby or otherwise required to pay and perform pursuant to the Notes, this Agreement, or any other Transaction Document, by law or otherwise accruing before and after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Grantor, whether or not a claim for post-petition interest, fees or expenses is allowed in such proceeding), irrespective of whether for the payment of money, under or in respect of the Notes, this Agreement, or any other Transaction Document, including instruments or agreements executed and delivered pursuant thereto or in connection therewith (the “Secured Obligations”).

4. Changes in Location of Collateral. The Grantor hereby agrees to notify the Collateral Agent, via electronic communication immediately upon any change in the location of any Collateral and provide the Collateral Agent with the new location of such Collateral.

5. Changes in Grantor. The Grantor hereby agrees that while Secured Obligations are outstanding, it will not, without the consent of the Collateral Agent take any of the following actions: (a) change in the location of the Grantor’s place of business; (b) change in the Grantor’s name; (c) change in the Grantor’s type of organization; (d) change in the Grantor’s jurisdiction of organization; and (e) change in the Grantor’s corporate structure.

6. Transfer of Collateral. The Grantor shall not sell, offer to sell, assign, lease, license, or otherwise transfer, or grant, create, permit, or suffer to exist any option, security interest, lien, or other encumbrance in, any part of the Collateral (except for sales or leases of inventory in the ordinary course of business), without prior written approval from the Collateral Agent.

7. Grantor Representations and Warranties.

(a) Grantor is duly existing and in good standing as a corporation in its jurisdictions of organization and Grantor is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its businesses or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to result in a material adverse effect. In connection with this Agreement, Grantor has delivered to Collateral Agent a completed perfection certificate and any updates or supplements thereto on or before the the date hereof (the “Perfection Certificate”). Grantor represents and warrants that all the information set forth on the Perfection Certificates pertaining to Grantor is accurate and complete as of the date of such Perfection Certificate.

(b) The execution, delivery and performance by Grantor of the Transaction Documents to which it is a party have been duly authorized, and do not (i) conflict with any of Grantor’s organizational documents, including its bylaws, (ii) contravene, conflict with, constitute a default under or violate any applicable law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any governmental authority by which Grantor or any of its property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or governmental approval from, any governmental authority (except such governmental approvals which have already been obtained and are in full force and effect), or (v) constitute an event of default under or cause any lien to arise under or otherwise cause a change under any material agreement by which Grantor, or its property, is bound.

(c) The Grantor hereby represents, warrants, and covenants that the Grantor owns or has good and marketable title to the Collateral and no other person or organization can make any claim of ownership of any kind on the Collateral; (b) the Grantor has the full power, authority and legal right to grant the security interest in the Collateral; (c) the Collateral is free from any and all claims, encumbrances, rights of setoff or any other security interest or lien of any kind except for the security interest in favor of the Collateral Agent (for the benefit of Secured Parties) created by this Agreement and (d) this Agreement creates in favor of the Collateral Agent (for the benefit of Secured Parties) a valid security interest in the Collateral, securing payment of the Secured Obligations, and such security interest is first priority. The Grantor will defend the Collateral against all claims and demands made by all persons claiming either the Collateral or any interest in it.

8. Grantor Covenants.

(a) The Grantor hereby grants to the Collateral Agent and the Secured Parties the right to enter the Grantor’s property to inspect the Collateral at any reasonable time, provided that the Collateral Agent or the Secured Party, as applicable, gives the Grantor notice within five (5) business days of any inspection, however in no case shall notice be required if the Collateral Agent or any Secured Party enters the Grantor’s property after the occurrence and during the continuance of an Event of Default (as defined in the Notes) . The Grantor agrees to: (i) maintain the Collateral in good order, repair, and condition at all times; (ii) timely pay all taxes, judgments, levies, fees, or charges of any kind levied or assessed on the Collateral; and (iii) timely pay all rent or mortgage payments of any kind as applicable to any real property upon which any part of the Collateral is located.

(b) On or before March 31, 2024 (or a later date as approved in writing by Collateral Agent), Borrower shall deliver to Collateral Agent fully executed versions of deposit account control agreements with respect to all deposit accounts of the Grantor (other than deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments), in each case, in form and substance reasonably satisfactory to Collateral Agent.

9. Perfection of Security Interest. The Grantor agrees that at any time and from time to time, at the expense of the Grantor, the Grantor will promptly execute and deliver all further instruments and documents, obtain such agreements from third parties, and take all further action, that may be necessary or desirable, or that the Collateral Agent or any Secured Party may request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent or any Secured Party to exercise and enforce its rights and remedies hereunder or under any other agreement with respect to any Collateral. The Grantor hereby authorizes the Collateral Agent to file or record any document necessary to perfect, continue, amend, or terminate its security interest in the Collateral, including, but not limited to, any financing statements, including amendments, authorized to be filed under the UCC, without signature of the Grantor where permitted by law, including the filing of a financing statement describing the Collateral as all assets now owned or hereafter acquired by the Grantor, or words of similar effect. The Grantor also hereby ratifies any previously filed documents or recordings regarding the Collateral, including but not limited to, any and all previously filed financing statements.

10. Remedies. If an Event of Default shall have occurred and be continuing, the Collateral Agent or any Secured Party may do any or all of the following: (a) declare all Secured Obligations immediately due and payable; (b) enter the Grantor’s property where the Collateral is located and take possession of the Collateral without demand or legal process; (c) require the Grantor to assemble and make available the Collateral at a specific time and place designated by the Collateral Agent or any Secured Party; (d) sell, lease, or otherwise dispose of the Collateral at any public or private sale in accordance with the law; and (e) enforce payment of the Secured Obligations and exercise any rights and remedies available to the Collateral Agent or any Secured Party under law, including, but not limited to, those rights and remedies available to the Collateral Agent or any Secured Party under Article 9 of the UCC.

11. Secured Party Rights. Any and all rights of the Collateral Agent or any Secured Party provided by this Agreement are in addition to any and all rights available to the Collateral Agent or any Secured Party by law, and shall be cumulative and may be exercised simultaneously. No delay, omission, or failure on the part of the Collateral Agent or any Secured Party to exercise or enforce any of its rights or remedies, either granted under this Agreement or by law, shall constitute an estoppel or waiver of such right or remedy or any other right or remedy. Any and all rights of the Collateral Agent or any Secured Party provided by this Agreement shall inure to the benefit of its successors and assigns.

12. Termination. Upon payment in full in cash or Series A Preferred Stock in accordance with Section 2(b)(ii) of the Note, of the Secured Obligations under the Note, this Agreement shall terminate and have no further effect. Upon termination of this Agreement the Collateral Agent (at Grantor’s sole cost and expense) will file UCC-3 termination statements with respect to the Collateral in each jurisdiction in which a UCC-1 financing statement was filed with respect to the Collateral.

13. Severability and Modification. If any of the provisions in this Agreement is determined to be invalid, illegal, or unenforceable, such determination shall not affect the validity, legality, or enforceability of the other provisions in this Agreement. No waiver, modification or amendment of, or any other change to, this Agreement will be effective unless done so in a separate writing signed by the Collateral Agent and the Secured Parties.

14. Notices. Any notice or other communication required or permitted to be given under this Agreement, including, without limitation, notices under Section 4 and Section 5 of this Agreement, shall be given and shall become effective in accordance with the Purchase Agreement.

15. Entire Agreement. This Agreement (including all documents referred to herein) represents the entire agreement between the Grantor Collateral Agent and the Secured Parties, and supersedes all previous understandings and agreements between the Grantor, Collateral Agent and the Secured Parties, whether oral or written, regarding the subject matter hereof.

16. Jurisdiction. This Agreement will be interpreted and construed according to the laws of the State of Delaware, including, but not limited to, the UCC, without regard to choice-of-law rules in any jurisdiction.

17. Collateral Agent and Secured Parties Agreement. Collateral Agent and each Secured Party hereby agree to the terms and conditions set forth on Annex I attached hereto. Grantor acknowledges and agrees to the terms and conditions set forth on Annex I attached hereto.

[Remainder of the page is intentionally left blank. Signature page to follow.]

IN WITNESS WHEREOF, the undersigned Grantor and Secured Parties have executed this Security Agreement as of the Effective Date.

TENON MEDICAL, INC., as Grantor

By:	/s/ Steven M. Foster
Name:	Steven M. Foster
Title:	President & CEO

ASCENT SPECIAL VENTURES LLC, as Collateral Agent and a Secured Party

By:	/s/ Steve Hochberg
Name:	Steve Hochberg
Title:	Managing Partner

WZC ASCENT FAMILY LIMITED PARTNERSHIP, as a Secured Party

By:	/s/ William Z. Cann
Name:	William Z. Cann
Title:	Co-Manager

ANNEX I

Collateral Agent and Secured Party Terms

1. Appointment of Collateral Agent.

(a) Each Secured Party hereby appoints Ascent Special Ventures LLC (together with any successor Collateral Agent pursuant to Section 7 of this Annex I) as Collateral Agent under the Transaction Documents and authorizes Collateral Agent to (i) execute and deliver the Transaction Documents and accept delivery thereof on its behalf from Grantor, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to Collateral Agent under such Transaction Documents and (iii) exercise such powers as are reasonably incidental thereto. No provision of this Annex I is for the benefit of Grantor.

(b) Without limiting the generality of clause (a) above, Collateral Agent shall have the sole and exclusive right and authority (to the exclusion of the Secured Parties), and is hereby authorized, to (i) file and prove claims and file other documents necessary or desirable to allow the claims of Collateral Agent and Secured Parties with respect to any Obligation in any bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Secured Party), (ii) act as collateral agent for Collateral Agent and each Secured Party for purposes of the perfection of all Liens created by the Transaction Documents and all other purposes stated therein, (iii) manage, supervise and otherwise deal with the Collateral, (iv) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Transaction Documents, (v) except as may be otherwise specified in any Transaction Document, exercise all remedies given to Collateral Agent and the other Secured Parties with respect to Grantor and/or the Collateral, whether under the Transaction Documents, applicable Requirements of Law or otherwise and (vi) execute any amendment, consent or waiver under the Transaction Documents on behalf of any Secured Party that has consented in writing to such amendment, consent or waiver.

(c) Under the Transaction Documents, Collateral Agent (i) is acting solely on behalf of the Secured Parties, with duties that are entirely administrative in nature, notwithstanding the use of the defined term “Collateral Agent”, the terms “agent”, “Collateral Agent” and “collateral agent” and similar terms in any Transaction Document to refer to Collateral Agent, which terms are used for title purposes only, (ii) is not assuming any obligation under any Transaction Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Secured Party or any other Person and (iii) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Transaction Document, and each Secured Party, by accepting the benefits of the Transaction Documents, hereby waives and agrees not to assert any claim against Collateral Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (i) through (iii) above. Except as expressly set forth in the Transaction Documents, Collateral Agent shall not have any duty to disclose, and shall not be liable for failure to disclose, any information relating to Grantor that is communicated to or obtained by any Secured Party.

2. Collateral Agent’s Reliance, Etc. Collateral Agent may, without incurring any liability hereunder, (a) consult with any of its Related Persons (as defined below) and, whether or not selected by it, any other advisors, accountants and other experts (including advisors to, and accountants and experts engaged by, Grantor) and (b) rely and act upon any document and information (including those transmitted by electronic transmission) and any telephone message or conversation, in each case believed by it to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties. None of Collateral Agent and its Related Persons shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Transaction Document, and each Secured Party and Grantor hereby waives and shall not assert (and Grantor shall cause its subsidiaries to waive and agree not to assert) any right, claim or cause of action based thereon, except to the extent of liabilities resulting from the gross negligence or willful misconduct of Collateral Agent or, as the case may be, such Related Person (each as determined in a final, non-appealable judgment of a court of competent jurisdiction) in connection with the duties of Collateral Agent expressly set forth herein. Without limiting the foregoing, Collateral Agent: (i) shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Required Secured Parties or for the actions or omissions of any of its Related Persons, except to the extent that a court of competent jurisdiction determines in a final non-appealable judgment that Collateral Agent acted with gross negligence or willful misconduct in the selection of such Related Person; (ii) shall not be responsible to any Secured Party or other Person for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Transaction Document; (iii) makes no warranty or representation, and shall not be responsible, to any Secured Party or other Person for any statement, document, information, representation or warranty made or furnished by or on behalf of Grantor or any Related Person of Grantor in connection with any Transaction Document or any transaction contemplated therein or any other document or information with respect to Grantor, whether or not transmitted or (except for documents expressly required under any Transaction Document to be transmitted to the Secured Parties) omitted to be transmitted by Collateral Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by Collateral Agent in connection with the Transaction Documents; and (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Transaction Document, whether any condition set forth in any Transaction Document is satisfied or waived, as to the financial condition of Grantor or as to the existence or continuation or possible occurrence or continuation of any Event of Default, and shall not be deemed to have notice or Knowledge of such occurrence or continuation unless it has received a notice from Grantor or any Secured Party describing such Event of Default that is clearly labeled “notice of default” (in which case Collateral Agent shall promptly give notice of such receipt to all Secured Parties, provided that Collateral Agent shall not be liable to any Secured Party for any failure to do so, except to the extent that such failure is attributable to Collateral Agent’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction); and, for each of the items set forth in clauses (i) through (iv) above, each Secured Party and Grantor hereby waives and agrees not to assert (and Grantor shall cause its subsidiaries to waive and agree not to assert) any right, claim or cause of action it might have against Collateral Agent based thereon. For purposes hereof, “Related Persons” means, with respect to any person, each affiliate of such person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor and other consultants and agents of or to such person or any of its affiliates.

3. Collateral Agent Individually. Collateral Agent and its affiliates may make loans and other extensions of credit to, acquire equity interests and equity interest equivalents of, engage in any kind of business with, Grantor or any affiliate of Grantor as though it were not acting as Collateral Agent and may receive separate fees and other payments therefor. To the extent Collateral Agent or any of its affiliates makes the Term Loan or otherwise becomes a Secured Party hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Secured Party and the terms “Secured Party”, “Required Secured Party” and any similar terms shall, except where otherwise expressly provided in any Transaction Document, include, without limitation, Collateral Agent or such affiliate, as the case may be, in its individual capacity as Secured Party, or as one of the Required Secured Parties.

4. Secured Party Credit Decision; Collateral Agent Report. Each Secured Party acknowledges that it shall, independently and without reliance upon Collateral Agent, any Secured Party or any of their Related Persons or upon any document solely or in part because such document was transmitted by Collateral Agent or any of its Related Persons, conduct its own independent investigation of the financial condition and affairs of Grantor and make and continue to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Transaction Document or with respect to any transaction contemplated in any Transaction Document, in each case based on such documents and information as it shall deem appropriate. Except for documents expressly required by any Transaction Document to be transmitted by Collateral Agent to the Secured Parties, Collateral Agent shall not have any duty or responsibility to provide any Secured Party with any credit or other information concerning the business, prospects, operations, Property, financial and other condition or creditworthiness of Grantor or any affiliate of Grantor that may come into the possession of Collateral Agent or any of its Related Persons.

5. Indemnification. Each Secured Party agrees to reimburse Collateral Agent and each of its Related Persons (to the extent not reimbursed by Grantor if required under the Transaction Documents) promptly upon demand for its pro rata share of any out-of-pocket costs and expenses (including, without limitation, fees, charges and disbursements of financial, legal and other advisors and any taxes or insurance paid in the name of, or on behalf of, Grantor) incurred by Collateral Agent or any of its Related Persons in connection with the preparation, syndication, execution, delivery, administration, modification, amendment, consent, waiver or enforcement of, or the taking of any other action (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding (including, without limitation, preparation for and/or response to any subpoena or request for document production relating thereto) or otherwise) in respect of, or legal advice with respect to, its rights or responsibilities under, any Transaction Document. Each Secured Party further agrees to indemnify Collateral Agent and each of its Related Persons (to the extent not reimbursed by Grantor if required under the Transaction Documents), ratably according to its pro rata share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, to the extent not indemnified by the applicable Secured Party, taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to or for the account of any Secured Party) that may be imposed on, incurred by, or asserted against Collateral Agent or any of its Related Persons in any matter relating to or arising out of, in connection with or as a result of any Transaction Document or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by Collateral Agent or any of its Related Persons under or with respect to the foregoing; provided that no Secured Party shall be liable to Collateral Agent or any of its Related Persons under this Section 5 of this Annex I to the extent such liability has resulted from the gross negligence or willful misconduct of Collateral Agent or, as the case may be, such Related Person, as determined by a final non-appealable judgment of a court of competent jurisdiction. For purposes of clarity, this Section 5 does not create any additional obligation or liability for the Grantor under the Transaction Documents.

6. Successor Collateral Agent. Collateral Agent may resign at any time by delivering notice of such resignation to the Secured Parties and Grantor, effective on the date set forth in such notice or, if no such date is set forth therein, upon the date such notice shall be effective, in accordance with the terms of this Section 6 of this Annex I. If Collateral Agent delivers any such notice, the Secured Parties shall have the right to appoint a successor Collateral Agent.

7. Release of Collateral. Each Secured Party hereby consents to the release and hereby directs Collateral Agent to release (or in the case of clause (b)(ii) below, release or subordinate) the following:

(a) any guarantor or subsidiary “co-Grantor” if all of the equity interests of such subsidiary owned by Grantor is sold or transferred in a transaction permitted under the Transaction Documents (including pursuant to a valid waiver or consent), to the extent that, after giving effect to such transaction, such subsidiary would not be required to guaranty any Secured Obligations pursuant to any Transaction Document; and

(b) any Lien held by Collateral Agent for the benefit of itself and the Secured Parties against (i) any Collateral that is sold or otherwise disposed of by Grantor in a transaction permitted by the Transaction Documents (including pursuant to a valid waiver or consent), and (ii) all of the Collateral and Grantor, upon payment in full in cash of all of the Secured Obligations (as defined in the Notes) that Collateral Agent has theretofore been notified in writing by the holder of such Secured Obligation are then due and payable.

8. Setoff and Sharing of Payments. In addition to any rights now or hereafter granted under any applicable requirement of law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Secured Party is hereby authorized at any time or from time to time upon the direction of Collateral Agent, without notice to Grantor, any such notice being hereby expressly waived, to setoff and to appropriate and to apply any and all balances held by it at any of its offices for the account of Grantor (regardless of whether such balances are then due to Grantor) and any other properties or assets at any time held or owing by that Secured Party or that holder to or for the credit or for the account of Grantor against and on account of any of the Secured Obligations that are not paid when due. Any Secured Party exercising a right of setoff or otherwise receiving any payment on account of the Secured Obligations in excess of its pro rata share thereof shall purchase for cash (and the other Secured Parties or holders shall sell) such participations in each such other Secured Party’s or holder’s pro rata share of the Secured Obligations as would be necessary to cause such Secured Party to share the amount so offset or otherwise received with each other Secured Party or holder in accordance with their respective pro rata shares of the Secured Obligations. Grantor agrees, to the fullest extent permitted by law, that (a) any Secured Party may exercise its right to offset with respect to amounts in excess of its pro rata share of the Secured Obligations and may purchase participations in accordance with the preceding sentence and (b) any Secured Party so purchasing a participation in the Term Loan made or other Secured Obligations held by other Secured Parties or holders may exercise all rights of offset, bankers’ lien, counterclaim or similar rights with respect to such participation as fully as if such Secured Party or holder were a direct holder of the Term Loan and the other Secured Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the offset amount or payment otherwise received is thereafter recovered from the Secured Party that has exercised the right of offset, the purchase of participations by that Secured Party shall be rescinded and the purchase price restored without interest.